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ITEM 77I/77Q1(D) - TERMS OF NEW OR AMENDED SECURITIES:

An Amended and Restated Multi-Class Plan, pursuant to Rule 18f-3(d), for the Funds dated September 7, 2010, amended on May 1, 2011 is incorporated by reference to Post-Effective Amendment No. 91 to the Registration Statement of the Registrant on Form Type 485BPOS filed on August 17, 2011, ACCESSION
NO. 001193125-11-225521.